UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nigel Savory Bonus and Service Agreement

On November 18, 2010, the compensation committee of the Board of Directors of Bottomline Technologies (de), Inc. (“Bottomline” or the “Company”) amended the cash bonus plan for Nigel Savory, the Company’s Managing Director, Europe, for the fiscal year ended June 30, 2011 (the “Bonus Plan”), to provide for the payment of a cash bonus of up to £100,000. Mr. Savory’s bonus is recommended by the Company’s chief executive officer based on both corporate performance and his subjective assessment of Mr. Savory’s individual performance. Mr. Savory’s bonus is also subject to review and approval by the compensation committee of the Board of Directors. Prior to this amendment, the Bonus Plan provided for the payment of a cash bonus of up to £80,000 to Mr. Savory. Cash bonuses under the Bonus Plan are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end.

On November 18, 2010, the compensation committee of the Board of Directors of the Company amended the Nigel Savory Service Agreement (as amended, the “Amended Service Agreement”) to increase the termination notice period from 6 months to 12 months. Under the terms of the Amended Service Agreement, the employment terms remain in effect, absent Mr. Savory’s incapacity or termination for cause, until terminated by at least 12 months’ written notice by the Company to Mr. Savory. The Company also has the right to terminate the agreement on less than 12 months’ written notice, but the Company is required to pay Mr. Savory his salary and other contractual benefits under the Amended Service Agreement for the duration of the period for which notice was not given.

Joseph Mullen Letter Agreement

On November 18, 2010, the Company entered into a letter agreement (the “Letter Agreement”), effective as of November 18, 2010, with Joseph L. Mullen, the Chairman of the Board of Directors of Bottomline.  The Letter Agreement supersedes and replaces the letter agreement dated September 18, 2008 between Bottomline and Mr. Mullen.

Under the terms of the Letter Agreement, the Company will retain Mr. Mullen’s services for $100,000 per year for the period from November 17, 2010 to November 16, 2011 and $115,000 per year for each year during the period beginning on November 17, 2011 and ending on November 17, 2014, at which time Mr. Mullen’s role and services will be re-evaluated.  In the event that, prior to November 17, 2014, a change of control of Bottomline occurs, all vesting restrictions applicable to Mr. Mullen’s restricted stock awards will lapse in full.  Under the Letter Agreement, Mr. Mullen is also eligible to be reimbursed by Bottomline for reasonable business expenses and, until he reaches age 65, to participate in Bottomline’s health insurance plan. The Letter Agreement also provides that Mr. Mullen’s entitlement to a tax gross-up under certain circumstances in connection with a change of control of Bottomline will terminate on November 17, 2011. The foregoing is only a summary of the Letter Agreement and is qualified by the full text of the Letter Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending December 31, 2010.

 Amended and Restated 2000 Employee Stock Purchase Program

 On November 18, 2010, at the 2010 Annual Meeting of Stockholders of the Company, stockholders approved the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan, as amended (the “Current Plan”) to (i) increase the number of shares of common stock authorized for issuance under the Current Plan from 1,500,000 shares under the Current Plan to 4,000,000 shares under the Amended and Restated 2000 Employee Stock Purchase Plan (the “Revised 2000 Plan”), and (ii) make certain other changes to the Current Plan that provide greater flexibility to allow participation in the Revised 2000 Plan by the Company’s international employees. The Revised 2000 Plan is administered by the Company’s Board of Directors.

On November 18, 2010, the Company’s Board of Directors approved the participation in the Revised 2000 Plan of the employees of any present or future United Kingdom subsidiary of the Company.

 A description of the material terms of the Revised 2000 Plan was included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 8, 2010. This description is filed with this report as Exhibit 99.1 and is incorporated herein by reference. The description is only a summary and does not contain all of the terms and conditions of the Revised 2000 Plan, and is qualified in its entirety by reference to the full text of the Revised 2000 Plan, which is filed with this report as Exhibit 99.2.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On November 18, 2010, the Company held its 2010 Annual Meeting of Stockholders.  The following matters were voted upon at the Annual Meeting.

1.
Election of Directors.  Holders of 27,599,997 shares of the Company’s common stock voted to elect Daniel M. McGurl to serve for a term of three years as a Class III Director.  Holders of 592,502 shares of the Company’s common stock withheld votes from such director and 1,448,067 shares were broker non-votes.   Holders of 21,236,579 shares of the Company’s common stock voted to elect James L. Loomis to serve for a term of three years as a Class III Director.  Holders of 6,955,920 shares of the Company’s common stock withheld votes from such director and 1,448,067 shares were broker non-votes.  Holders of 15,314,990 shares of the Company’s common stock voted to elect Garen K. Staglin to serve for a term of three years as a Class III Director.  Holders of 12,877,509 shares of the Company’s common stock withheld votes from such director and 1,448,067 shares were broker non-votes.

2.
Approval of the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan.  Holders of 25,328,319 shares of the Company’s common stock voted to approve the amendment and restatement of its 2000 Employee Stock Purchase Plan.  Holders of 1,622,261 shares of the Company’s common stock voted against approving the plan, holders of 1,241,919 shares abstained from voting, and 1,448,067 shares were broker non-votes.

3.
Ratification of Independent Registered Public Accounting Firm.  Holders of 29,625,158 shares of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the current fiscal year.  Holders of 13,338 shares of the Company’s common stock voted against ratifying such appointment, holders of 2,070 shares abstained from voting, and no shares were broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

November 19, 2010	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary Description of Amended and Restated 2000 Employee Stock Purchase Plan
99.2	Amended and Restated 2000 Employee Stock Purchase Plan